SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):           May 31, 1998


                 Southern Missouri Bancorp, Inc.
     (Exact name of registrant as specified in its charter)


       Delaware                       0-23406               43-1665523
(State or other jurisdiction       (Commission File      (I.R.S. Employer
    of incorporation)                  Number)            Identification No.)


531 Vine Street, Poplar Bluff, Missouri                      63901
(Address of principal executive offices)                 (ZIP Code)


Registrant's telephone number, including area code:      (573) 785-1421


                                  Not Applicable
           (Former name or former address, if changed since last report)


Item 5.  Other Events

     On May 31, 1998, Southern Missouri Bank and Trust Co. ("SMBT"), the wholly-owned subsidiary of the Registrant, increased its allowance for loan losses to $1,319,000. The increase was primarily due to adverse asset classifications increasing from $1.1 million at March 31, 1998 to $5.6 million on May 31, 1998. Additionally, the Registrant announced its intention to repurchase 5%, or 78,442 shares of its stock.

     For additional information regarding the allowance of loan losses or the 5% stock repurchase reference is made to the Registrant's press release dated June 12, 1998, which is attached hereto as Exhibit A, and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         c  Exhibit:

       99   Press Release dated June 12, 1998

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  SOUTHERN MISSOURI BANCORP,INC.
                                  Registrant

Date:     June 18, 1998           By:  /s/Donald R. Crandell
                                       Donald R. Crandell
                                       President and Chief Executive Officer


Date:     June 18, 1998           By:  /s/Greg A. Steffens
                                       Greg A. Steffens
                                       Chief Financial Officer


                          EXHIBIT "99"




FOR IMMEDIATE RELEASE              CONTACT GREG STEFFENS, CFO
JUNE 12, 1998                            (573) 785-1421


          SOUTHERN MISSOURI BANCORP, INC. ANNOUNCES 5%
     STOCK REPURCHASE PROGRAM AND INCREASED LOSS PROVISIONS

Poplar Bluff, Missouri - Southern Missouri Bancorp, Inc., ("Southern Missouri") (NASDAQ: SMBC) parent corporation of Southern Missouri Bank and Trust Co. ("SMBT"), announced its intention today to repurchase 78,442 shares, or approximately 5% of its outstanding shares. The shares will be purchased at prevailing market prices in the open market or privately negotiated transactions over the next twelve months, depending upon market conditions. Repurchased shares will be held as treasury shares to be used for issuance in connection with the exercise of stock options as well as for general corporate purposes.

Southern Missouri also announced that its wholly owned subsidiary, SMBT had increased its allowance for loan losses to $1,319,000 at May 31, 1998 from the $898,000 existing at March 31, 1998. The $421,000 increase in the allowance for loan losses was largely due to $377,000 in additional reserves established as a result of adverse asset classifications increasing from $1.1 million, or 4.2% of total equity at March 31, 1998 to $5.6 million, or 22.8% of total equity at May 31, 1998. The increase in adversely classified assets was partially due to the classification of $2.6 million in loans to one borrower, which are secured by non-residential real estate. In addition, $1.5 million in loans to seven different borrowers, which are primarily secured by income producing real estate, were also adversely classified.